Exhibit 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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                                                                         Three Months Ended
                                                                            December 31,
                                                                -------------------------------------
                                                                     1997                    1996     (A)
                                                                -------------            ------------

Net income per share was computed as follows:
Basic:
    Net income                                                $    2,947,492           $   2,507,056
                                                                =============            ============

1) Weighted average shares outstanding                             5,939,523               5,731,091
                                                                =============            ============

    Net income per share                                      $         0.50          $         0.44
                                                                =============            ============

Diluted:
1) Unadjusted income                                          $    2,947,492           $   2,507,056

2) Interest on convertible subordinated debentures                         -                 248,182
                                                                -------------            ------------

    Adjusted net income                                       $    2,947,492           $   2,755,238
                                                                =============            ============

3) Weighted average shares outstanding                             5,939,523               5,731,091

4) Incremental shares related to outstanding
      stock options                                                  306,693                  30,879
5) Incremental shares related to
      convertible subordinated debentures                                  -               1,183,042
6) Incremental shares related to long-term
      incentive compensation plan                                    250,000                       -
7) Incremental shares related to issuance
      of restricted stock                                            169,399                 238,762
                                                                -------------            ------------
8) Weighted average shares and common
      equivalent shares outstanding                                6,665,615               7,183,774
                                                                =============            ============

    Net income per share                                      $         0.44         $          0.38
                                                                =============            ============

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(A) Restated in accordance with FASB Statement No. 128, "Earnings Per Share", implemented October 1, 1997.

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